UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 17, 2021
 _____________________
Novan, Inc.
(Exact name of registrant as specified in its charter)
 _____________________

Delaware	001-37880	20-4427682
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4020 Stirrup Creek Drive, Suite 110, Durham, North Carolina 27703
(Address of principal executive offices) (Zip Code)
(919) 485-8080
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
 _____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value	NOVN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Agreement.

On June 17, 2021, Novan, Inc., a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Cantor Fitzgerald & Co. (the “Underwriter”), pursuant to which the Company agreed to issue and sell an aggregate of 3,636,364 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), to the Underwriter at a price to the public of $11.00 per share, less underwriting discounts and commissions (the “Offering”). Pursuant to the terms of the Underwriting Agreement, the Company granted the Underwriter a 30-day option to purchase up to an additional 545,454 shares of Common Stock at the public offering price, less underwriting discounts and commissions (the “Option Shares”). The Offering closed on June 21, 2021.

The net proceeds to the Company from the Offering, excluding any exercise by the Underwriter of its 30-day option to purchase any of the Option Shares, are approximately $37.6 million before deducting estimated offering expenses payable by the Company. The Company intends to use the proceeds from the Offering, together with existing cash, to fund research and development program activities, including (i) preparing for and seeking regulatory approval of its product candidate SB206 as a treatment for molluscum contagiosum, (ii) planning for potential commercialization of SB206 and (iii) continuing research and development activities primarily related to its product candidate SB204 as a treatment for acne vulgaris, as well as for general corporate purposes, including general and administrative expenses, capital expenditures and working capital.

The Offering was made pursuant to the Company’s effective shelf registration statement on Form S-3 (No. 333-236583), filed with the Securities and Exchange Commission (“SEC”) and declared effective by the SEC on April 10, 2020, including a prospectus contained therein dated as of April 10, 2020, as supplemented by a prospectus supplement, dated June 17, 2021.

The Underwriting Agreement contains customary representations, warranties and covenants of the Company and also provides for customary indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended. The representations, warranties, and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates and were solely for the benefit of the parties to such agreement. The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., counsel to the Company, delivered an opinion as to legality of the issuance and sale of the Common Stock in the Offering, a copy of which is attached hereto as Exhibit 5.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 17, 2021, by and between the Company and Cantor Fitzgerald & Co.
5.1	Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.
23.1	Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (contained in Exhibit 5.1)

The inclusion of any website address in this Form 8-K, and any exhibit thereto, is intended to be an inactive textual reference only and not an active hyperlink. The information contained in, or that can be accessed through, such website is not part of or incorporated into this Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novan, Inc.

Date: June 21, 2021	By:	/s/ John M. Gay
John M. Gay
Chief Financial Officer